Exhibit (o)

POWER OF ATTORNEY

TO SIGN REGISTRATION STATEMENTS

AND AMENDMENTS THERETO

The undersigned, duly elected directors of Steward Funds, Inc. ("Company"), hereby appoint Michael L Kern III, Jim Coppedge, and Patricia Mims, and each of them individually, as attorney-in-fact and agent to do any and all acts and things, and execute in their names any and all instruments, which said attorneys and agents may deem necessary or advisable to enable the Company to comply with the Investment Company Act of 1940, the Securities Act of 1933 (“Acts”), any requirements of the Securities and Exchange Commission in respect to such Acts, and any state securities laws, and in connection with the registration under said Acts of the Company and the shares of the Company and the offerings of shares of the Company such appointment specifically includes the power and authority to sign the names of the undersigned to Post-Effective Amendments Nos. 107, 108 and 109 under the Securities Act of 1933 and to such Post-Effective Amendments under the Investment Company Act of 1940 as are filed in conjunction the foregoing or within one year from the date hereof in respect to the Company and such shares of the Company and to file the same with the Securities and Exchange Commission; and the undersigned do hereby ratify and confirm all that said attorneys and agents, and each of them, shall do or cause to be done by virtue hereof. Any one of said agents and attorneys shall have, and may exercise, without the others, all the powers conferred hereby.

IN WITNESS WHEREOF, the undersigned have signed their names hereto as of the date indicated.

/s/ Michael L. Kern, III, CFA	Date: September 29, 2017
Michael L. Kern, III, CFA

/s/ Mark H. Barineau	Date: September 29, 2017
Mark H. Barineau

/s/ Kyle A. Dana	Date: September 29, 2017
Kyle A. Dana

/s/ Richard L. Peteka	Date: September 29, 2017
Richard L. Peteka

/s/ Adriana R. Posada	Date: September 29, 2017
Adriana R. Posada